Exhibit 16



                                   PIONEER II


                   Description of Average Annual Total Return

                                       1/n
                              T=(ERV/P) -1, where:

                          T=Average annual total return
                                n=Number of years
                        ERV=Ending redeemable value of a
                        hypothetical $1,000 payment made
                            at maximum offering price
                           at the beginning of n years
                      p=Hypothetical $1,000 initial payment


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                     Pioneer II Average Annual Total Returns
                             Periods Ending 9/30/91


One Year
                                                 1/1
                           T= ($1,174.26/$1,000.00)   -1

                           T= 17.43%

Five Year
                                                 1/5
                           T= ($1,530.67/$1,000.00)   -1

                           T= 8.89%

Ten Year                                         1/10
                           T= ($3,594.05/$1,000.00)   -1

                           T= 13.65%